Filed pursuant to Rule 424(b)(3)
                                      Registration No. 333-59355

Prospectus Supplement No. 11
(To Prospectus Dated August 10, 1998 and
Prospectus Supplement No. 4 Dated September 10, 1998)

                                $1,012,198,000
                              XEROX CORPORATION
                 CONVERTIBLE SUBORDINATED DEBENTURES DUE 2018

The information contained under the heading "Selling Security Holders" in the Prospectus dated August 10, 1998 ("Prospectus") relating to $1,012,198,000 aggregate principal amount at maturity of Convertible Subordinated Debentures due 2018 ("Debentures") of Xerox Corporation
(the "Company"), and such indeterminate number of shares of Common Stock, par value $1.00 per share, of the Company as may be issuable upon the conversion of the Debentures, that may be offered and sold from time to time by the several holders thereof is hereby amended and supplemented as follows:

                             PRINCIPAL AMOUNT AT        PRINCIPAL AMOUNT AT
                            MATURITY OF DEBENTURES    MATURITY OF DEBENTURES
                            BENEFICIALLY OWNED AND    PREVIOUSLY SPECIFIED IN
SELLING HOLDER            THAT MAY BE OFFERED HEREBY      THE PROSPECTUS
--------------            --------------------------  -----------------------
                                            (In U.S. Dollars)

Amerisure Companies /
  Michigan Mutual Insurance. .  1,800,000                       None

Blue Cross Blue Shield of
  Florida. . . . . . . . . . .  3,000,000                       None

City of Birmingham Retire-
  ment and Relief System . . .  3,200,000                       None

Equi - Select Series Trust -
  Total Return Portfolio . . .    200,000                       None

General Electric Mortgage
  Insurance Corporation. . . .  5,000,000                       None

Physicians Reciprocal
  Insurers Account #7. . . . .  1,800,000                       None

Travelers Total Return
  Series Trust . . . . . . . .  1,670,000                   1,370,000

------------------------------
The date of this Prospectus Supplement is December 22, 1998.